UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

                      FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	35-0827455
(State of incorporation or organization)	(I.R.S.Employer dentification No.)

400 East Spring Street Bluffton, IN	46714
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 000-00362.  (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class is to Be Registered
None	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preference Stock Purchase Rights
(Title of class)

EXPLANATORY NOTE

This Form 8-A/A amends the Registration Statement on Form 8-A dated October 19, 1999 (“Form 8-A”), filed by Franklin Electric Co., Inc. (the “Company”) with respect to the rights to purchase Series I Junior Participating Preference Stock of the Company (the “Rights”) issued pursuant to the Rights Agreement, dated as of October 15, 1999 (the “Rights Agreement”), by and between the Company and Illinois Stock Transfer Company. The description and terms of the Rights are set forth in the Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.  Description of Registrant’s Securities to be Registered.

Item 1 of Form 8-A is hereby amended by adding the following paragraph:

Effective December 1, 2006, the Company removed Illinois Stock Transfer Company as the Rights Agent and appointed LaSalle Bank National Association (“LaSalle Bank”) as the new Rights Agent, as set forth in the First Amendment to Rights Agreement, dated as of December 1, 2006, by and between the Company and LaSalle Bank, which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
4.1
Rights Agreement, dated as of October 15, 1999, by and between Franklin Electric Co., Inc. and Illinois Stock Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated October 19, 1999, File No. 000-00362).

4.2	First Amendment to Rights Agreement, dated as of December 1, 2006, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association, as Rights Agent.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 1, 2006
FRANKLIN ELECTRIC CO., INC.

By:	/s/ Thomas J. Strupp
Name:	Thomas J. Strupp
Title:	Vice President, Chief Financial Officer
and Secretary (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1
Rights Agreement, dated as of October 15, 1999, by and between Franklin Electric Co., Inc. and Illinois Stock Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A dated October 19, 1999, File No. 000-00362).

4.2	First Amendment to Rights Agreement, dated as of December 1, 2006, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association, as Rights Agent.